SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2001

eResource Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8662	23-2265039

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3353 Peachtree Road, N.E., Suite 130, Atlanta, Georgia 30326

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 760-2570

Item 5. Other Events.

      On April 20, 2001, eResource Capital Group, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it had signed a non-binding letter of intent (“LOI”) to acquire the business operations and assets of Logisoft Computer Products Corp. and eStorefront.net Corp., each currently a subsidiary of Logisoft Corp. (together, the “Logisoft Subsidiaries”). There can be no assurance or guarantee that the Company will complete the acquisition of the business operations and assets of the Logisoft Subsidiaries. The foregoing description of the press release is qualified in its entirety by reference to the press release which is filed as Exhibit 99.1 to this Report.

      As of the date of this Report, the Company has not completed its previously announced private placement offering of its equity securities pursuant to which it expected to raise an additional $2.5 million, and there can be no assurance that the Company will be able to complete such private placement. If the Company is unable to complete the private placement, the Company will need to raise additional capital through debt or other equity financing or the sale of certain of the Company’s assets. The Company cannot be certain that additional financing will be available when and to the extent required, or that, if available, it will be available on terms that are favorable to the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            Exhibits.

            99.1 Press Release announcing execution of LOI to acquire Logisoft Subsidiaries.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

eResource Capital Group, Inc.

	By:	/s/ William L. Wortman

William L. Wortman Vice-President, Treasurer and Chief Financial Officer

Dated: April 26, 2001

EXHIBIT INDEX

      Exhibits.

      99.1 Press Release announcing execution of LOI to acquire Logisoft Subsidiaries.